Exhibit 3.15

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

A STOCK CORPORATION

1.	The name of the corporation is:

Birch Creek Funding Corporation

2.	The address of its registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The nature of the business or purpose to be conducted or promoted is: To engage in any lawful act or activity for which the corporation may he organized under the General Corporation Law of Delaware.

4.	The total number of common shares of stock which the corporation shall have authority to issue is 1,000; all of such shares shall be without par value. The holders of stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the Board of Directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of stock, at such price or prices as the Board of Directors may from time to time fix and as may be permitted by law.

5A.	The name and mailing address of the incorporator is as follows:

Name	Mailing Address

David G. Gadda	1111 West Jefferson Street
P.O. Box 50
Boise, ID 83728-0001

5B.	The name and mailing address of the person who is to serve as a Director until the first Annual Meeting of the Stockholders, or until a successor is elected and qualified, is as follows:

Name	Mailing Address

Karen E. Gowland	1111 West Jefferson Street
P.O. Box 50
Boise, ID 83728-0001

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6.	The corporation is to have perpetual existence.

7.	In furtherance and not in limitation of the powers conferred by statute, the Board of Directors in Expressly Authorized to make, alter, and repeal the bylaws of the corporation.

8.	Meetings of Stockholders may be held within or without the state of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provisions contained in the statutes) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation. Elections of Directors need not be by written ballot unless the bylaws of the corporation so provide.

9.	The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, the incorporator named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, make this certificate, declaring and certifying that this is my act and deed and the facts stated are true.

Executed August 18, 2005.

David G. Gadda

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The undersigned Vice President and Assistant Secretary of Birch Creek Funding Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST:        That at a meeting of the Corporation’s Board of Directors resolutions were duly adopted setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered 1 so that, as amended, said Article shall be and read as follows:

1.	The name of the corporation is:

Boise White Paper Sales Corp.

SECOND:  That thereafter, pursuant to the resolution of its Board of Directors, said amendment was duly adopted by a consent in lieu of meeting signed on December 12, 2006 by the Corporation’s sole shareholder in accordance with the requirements of Section 228 of the General Corporation Law of the State of Delaware and that such action satisfies the requirements of Section 242 of the General Corporation Law of the State of Delaware respecting amendment of the Corporation’s certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed this 12th day of December, 2006.

David G. Gadda
Vice President and Assistant Secretary

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STATE OF IDAHO	)
) ss.
COUNTY OF ADA	)

On this 12th day of December 2006, before me, the undersigned, a notary public in and for said state, personally appeared David G. Gadda, known to me to be the Vice President and Secretary of Birch Creek Corporation, a Delaware corporation, that executed the above instrument on behalf of said corporation and acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public for Idaho
Residing at Boise
My Commission expires 08/05/09

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